                                                                    EXHIBIT 99.1



                             INTEREXCHANGE, INC. AND
                               COMBINED AFFILIATES

                               For the Years Ended
                        December 31, 1997, 1996 and 1995

                                                                        Page
                                                                        ----

Independent Auditors' Report                                             1

Combined Balance Sheets                                                  2

Combined Statements of Operations                                        3

Combined Statements of Stockholders' Equity                              4

Combined Statements of Cash Flows                                        5

Notes to Combined Financial Statements                                   6

                          Independent Auditors' Report

The Stockholders of

InterExchange, Inc. and Combined Affiliates

We have audited the accompanying combined balance sheets of InterExchange, Inc. and Combined Affiliates as of December 31, 1997, 1996 and 1995, and the related combined statements of operations, retained earnings and cash flows for the years then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of InterExchange, Inc. and Combined Affiliates as of December 31, 1997, 1996 and 1995 and the results of their operations and cash flows for the years then ended in conformity with generally accepted accounting principles.


                                         /s/ Amper, Politziner & Mattia P.A.

                                         AMPER, POLITZINER & MATTIA P.A.


April 28, 1998
Edison, New Jersey

                          INTEREXCHANGE, INC. AND COMBINED AFFILIATES
                                    Combined Balance Sheets

                                                                   DECEMBER 31,
                                                     ------------------------------------------
                                                        1997            1996            1995
                                                     -----------     -----------     ----------
                                           Assets
Current assets
    Cash and cash equivalents                        $   949,184     $    81,416     $   65,176
    Accounts receivable                                  457,526         382,768              -
                                                     -----------     -----------     ----------
                                                       1,406,710         464,184         65,176

Equipment, net of accumulated depreciation             5,957,478       5,002,666        172,548

Other assets                                              36,154          36,227          2,458
                                                     -----------     -----------     ----------
                                                     $ 7,400,342     $ 5,503,077     $  240,182
                                                     -----------     -----------     ----------
                                                     -----------     -----------     ----------

                               Liabilities and Stockholders' Equity

Current liabilities
    Accounts payable                                 $ 3,185,674     $ 4,270,260     $   89,973
    Current maturities of long-term debt                 458,139               -              -
    Accrued expenses and other current liabilities     1,115,685         224,525         24,054
    Accrued taxes payable                                700,000         500,000              -
    Income taxes payable                                 228,039          53,800              -
    Customer deposits                                    350,000               -        129,377
                                                     -----------     -----------     ----------
                                                       6,037,537       5,048,585        243,404
                                                     -----------     -----------     ----------
                                                     -----------     -----------     ----------

Long-term debt, net of current maturities                604,490               -               -

Deferred income taxes                                    112,000         185,000               -

Stockholders' equity
    Common stock                                             600             500            400
    Retained earnings                                    645,715         268,992         (3,622)
                                                     -----------     -----------     ----------
         Total stockholders' equity                      646,315         269,492         (3,222)
                                                     -----------     -----------     ----------
                                                     $ 7,400,342     $ 5,503,077     $  240,182
                                                     -----------     -----------     ----------
                                                     -----------     -----------     ----------

               See accompanying notes to combined financial statements.

                          INTEREXCHANGE, INC. AND COMBINED AFFILIATES
                               Combined Statements of Operations
                       For the Years Ended December 31, 1997, 1996 and 1995

                                                        1997            1996            1995
                                                     -----------     -----------     ----------


Revenues                                             $10,937,961     $ 4,915,933     $   56,043
                                                     -----------     -----------     ----------

Costs and expenses
    Direct cost of services                            4,161,808       2,469,717         33,245
    Selling, general and administrative expenses       3,790,093         590,914          9,998
    Depreciation                                       2,635,135       1,292,849         29,885
                                                     -----------     -----------     ----------
                                                      10,587,036       4,353,480         73,128
                                                     -----------     -----------     ----------

Earnings (loss) from operations                          350,925         562,453        (17,085)

Other income (expense)
    Gain on sale of equipment                            338,690               -              -
    Interest income                                       18,415          19,166              -
    Interest expense                                     (43,754)              -              -
                                                     -----------     -----------     ----------
                                                         313,351          19,166              -
                                                     -----------     -----------     ----------

Earnings (loss) before income taxes                      664,276         581,619        (17,085)

Income taxes - provisions for (benefit from)             251,000         241,000         (2,100)
                                                     -----------     -----------     ----------

Net income (loss)                                    $   413,276     $   340,619     $  (14,985)
                                                     -----------     -----------     ----------
                                                     -----------     -----------     ----------

               See accompanying notes to combined financial statements.

                         INTEREXCHANGE, INC. AND COMBINED AFFILIATES
                         Combined Statements of Stockholders' Equity
                     For the Years Ended December 31, 1997, 1996 and 1995

                                                                Common Stock
                                                           ---------------------                         Total
                                                           Number of                     Retained     Stockholders'
                                                            Shares        Amount         Earnings        Equity
                                                           --------      --------       ----------     -----------
Balance - January 1, 1995                                       100      $    100       $   33,363     $    33,463
    Net loss                                                      -             -          (14,985)        (14,985)
    Stock issued - InterExchange, Inc.,
     July 1995                                                  200           200                -             200
    Stock issued - Doublestone Computing
     Enterprises, Inc., December 1995                           100           100                -             100
    Distributions to stockholders                                 -             -          (22,000)        (22,000)
                                                           --------      --------       ----------     -----------

Balance - December 31, 1995                                     400           400           (3,622)         (3,222)
    Net income                                                    -             -          340,619         340,619
    Stock issued - Altom Associates, Inc.,
     July 1996                                                  100           100                -             100
    Distributions to stockholders                                 -             -          (68,005)        (68,005)
                                                           --------      --------       ----------     -----------

Balance - December 31, 1996                                     500           500          268,992         269,492
    Net income                                                    -             -          413,276         413,276
    Stock issued - Blue Sky Software, Inc.,
     March 1997                                                 100           100                -             100
    Distributions to stockholders                                 -             -          (36,553)        (36,553)
                                                           --------      --------       ----------     -----------

Balance - December 31, 1997                                     600      $    600       $  645,715     $   646,315
                                                           --------      --------       ----------     -----------
                                                           --------      --------       ----------     -----------

               See accompanying notes to combined financial statements.

                         INTEREXCHANGE, INC. AND COMBINED AFFILIATES
                               Combined Statements of Cash Flows
                     For the Years Ended December 31, 1997, 1996 and 1995

                                                        1997            1996            1995
                                                     -----------     -----------     ----------
Cash flows from operating activities
    Net income (loss)                                $   413,276     $   340,619     $  (14,985)
                                                     -----------     -----------     ----------
    Adjustment to reconcile net income (loss)
      to net cash from operating activities:
      Depreciation                                     2,626,125       1,295,024         29,885
      Deferred income taxes                              (73,000)        185,000              -
    (Increase) decrease in
      Accounts receivable                                (74,758)       (382,768)             -
      Other assets                                            73         (33,769)        (2,458)
    Increase (decrease) in
      Accounts payable                                (1,084,586)      4,180,287         89,973
      Accrued expenses and other current
        liabilities                                      891,160         200,471         23,273
      Accrued taxes payable                              200,000         500,000              -
      Income taxes payable                               174,239          53,800              -
      Customer deposits                                  350,000        (129,377)       129,377
                                                     -----------     -----------     ----------
        Total adjustments                              3,009,253       5,868,668        270,050
                                                     -----------     -----------     ----------
                                                       3,422,529       6,209,287        255,065
                                                     -----------     -----------     ----------
Cash flows from investing activities
    Payments for purchase of property and equipment   (2,281,138)     (6,125,142)      (175,089)
                                                     -----------     -----------     ----------
Cash flows from financing activities
    Principal payments of long-term debt                (237,170)              -              -
    Distributions to stockholders                        (36,553)        (68,005)       (22,000)
    Proceeds from issuance of common stock                   100             100            300
                                                     -----------     -----------     ----------
                                                        (273,623)        (67,905)       (21,700)
                                                     -----------     -----------     ----------
Net change in cash and cash equivalents                  867,768          16,240         58,276
Cash and cash equivalents - beginning                     81,416          65,176          6,900
                                                     -----------     -----------     ----------
Cash and cash equivalents - ending                   $   949,184     $    81,416     $   65,176
                                                     -----------     -----------     ----------
                                                     -----------     -----------     ----------

               See accompanying notes to combined financial statements.

Note 1 -  OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
          ORGANIZATION

          The combined financial statements include the accounts of InterExchange, Inc. ("IX"), Doublestone Computing Enterprises, Inc., Blue Sky Software, Inc., Altom Associates, Inc. and Mikulynec Associates, Inc. (the "Company"). All significant intercompany balances and transactions have been eliminated in the combination.

          OPERATIONS

          The Company is principally engaged in providing technology and management services to telecommunications service providers, including management of debit cards and switching services to customers in the United States and internationally.

          USE OF ESTIMATES

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

          REVENUE RECOGNITION

          Revenue for management of debit cards and switching services is recognized as service is provided.

          DIRECT COSTS OF REVENUES

          Direct cost of revenues consists primarily of connectivity costs and related costs of personnel.

          EQUIPMENT

          Equipment and software is recorded at cost and are depreciated using accelerated methods over the estimated useful lives of the assets which is five years.

          The Company's telecommunications equipment is subject to technological risks and rapid market changes due to new products and services and changing customer demand. These changes may result in future adjustments to the estimated useful lives of these assets.

          SOFTWARE DEVELOPMENT COSTS

          Costs for the internal development of new software and substantial enhancements to existing software are expensed as incurred.

Note 1 -  OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -
          (continued)

          INCOME TAXES

          The Company accounts for income taxes on the liability method as required by Statement of Financial Accounting Standards ("SFAS") No. 109 Accounting for Income Taxes. Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities.

          All of the combined affiliates, except for IX, have elected to be taxed as an S-Corporation under the Internal Revenue Code. Under this election, the profits, losses, credits and deductions of the Company are passed through to the individual stockholders.

          STOCK BASED COMPENSATION

          The Company has adopted the disclosure only provisions of SFAS No. 123, Accounting for Stock-Based Compensation. The Company applies ABB Opinion No. 25, Accounting for Stock Issued to Employees and related interpretations in accounting for stock options. Adoption of the statement had no impact on the Company's financial position, results of operations or liquidity.

          CASH AND CASH EQUIVALENTS

          The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

          IMPAIRMENT OF LONG-LIVED ASSETS

          Effective January 1, 1996, the Company adopted the provisions of SAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of. This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. Adoption of the Statement did not have a material impact on the Company's financial position, results of operations or liquidity.

Note  2 - CONCENTRATION OF CASH BALANCE

          Cash balances of approximately $864,000 and $244,000 at December 31, 1997 and 1996, were maintained in a bank account insured by the Federal Deposit Insurance Corporation (FDIC). These balances exceed the insured amount of $100,000.

Note 3 -  EQUIPMENT

                                                        1997            1996            1995
                                                     -----------     -----------     ----------
           Computer and telecommunications
            equipment and related software           $ 9,661,362     $ 6,300,232     $  175,090
           Leasehold improvements                        149,000               -              -
           Automobiles                                   100,149          29,342         29,342
                                                     -----------     -----------     ----------
                                                       9,910,511       6,329,574        204,432
           Accumulated depreciation                   (3,953,033)     (1,326,908)       (31,884)
                                                     -----------     -----------     ----------
           Net equipment                             $ 5,957,478     $ 5,002,666     $  172,548
                                                     -----------     -----------     ----------
                                                     -----------     -----------     ----------

Note 4 -  RELATED PARTY TRANSACTIONS

          In 1997, the Company provided services to several companies with common ownership. Revenues from these companies were $739,402.

          A major shareholder of IX entered into a five year employment contract with a major customer of the Company (IDT Corporation), which started in September 1997.

Note 5 -  ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

                                                        1997            1996            1995
                                                     -----------     -----------     ----------
           Payroll and bonuses                       $   855,616     $   176,812     $        -
           Profit sharing contribution                   134,158               -              -
           Other                                          15,911          47,713         24,054
                                                     -----------     -----------     ----------
                                                     $ 1,115,685     $   224,525     $   24,054
                                                     -----------     -----------     ----------
                                                     -----------     -----------     ----------

Note 6 - LONG-TERM DEBT

                                                                                    1997
                                                                                ----------
         Term loan through February 1999, payable in quarterly installments of $48,593 including imputed interest at 6.5%, collateralized by
         various equipment.                                                     $  186,669

         Term loan through April 2000, payable in monthly installments of
         $19,261 including imputed interest at 11%, collateralized by
         various equipment.                                                        443,607

         Term loan through May 2000, payable in monthly installments of
         $11,652 including imputed interest at 10%, collateralized by
         various equipment.                                                        298,073

         Term loan through July 2000, payable in monthly installments of
         $4,730 including interest at 8.75%.                                       134,280
                                                                                ----------
                                                                                 1,062,629
         Less current maturities                                                   458,139
                                                                                ----------
         Long-term debt, net of current maturities                              $  604,490
                                                                                ----------
                                                                                ----------

         The approximate aggregate amount of all long-term debt maturities for the years ending December 31, is as follows:

             1998                                               $   458,000
             1999                                                   436,000
             2000                                                   169,000

Note 7 -  OPERATING LEASES

          The Company leases office space under a ten year lease expiring June 2006 with a renewal option for two five-year periods. Monthly payments under the current lease are $22,470. The Company is required to pay property taxes, utilities, insurance and other costs relating to the leased facilities. Rent expense was $145,000 and $61,000 for 1997 and 1996.

          The Company leases equipment under operating leases with terms ranging from two to three year periods expiring through 2000. Monthly payments under the leases currently aggregate approximately $23,500. Equipment lease expense was $221,000 and $11,000 for 1997 and 1996.

          The following is a schedule by years of approximate future minimum rental payments required under operating leases that have initial or remaining noncancelable lease terms in excess of one year as of December 31, 1997:

             For the Years Ending
                 December 31,
             --------------------
                  1998                                     $    508,000
                  1999                                          317,000
                  2000                                          278,000
                  2001                                          288,000
                  2002                                          306,000
                  Thereafter                                  1,070,000
                                                           ------------
                  Total minimum payments required          $  2,767,000
                                                           ------------
                                                           ------------

Note 8 -  EMPLOYEE BENEFIT PLAN

          In 1997, the Company implemented an employee profit sharing 401(k) plan for the benefit of all eligible employees. The plan permits employees to contribute a percentage of their salaries up to limits prescribed by the Internal Revenue Service. Employer contributions to the plan are discretionary. The terms of the plan define qualified employees as those 18 years of age, with six months of company service. The profit sharing contribution for 1997 was $134,158.

Note 9 -  INCOME TAXES

          Deferred tax attributes resulting from differences between financial accounting amounts and tax bases of assets and liabilities follow:

                                                        1997            1996            1995
                                                     -----------     -----------     ----------

          Noncurrent assets and liabilities
                  Depreciation                       $  (112,000)    $  (185,000)    $        -
                  Valuation allowance                          -               -              -
                                                     -----------     -----------     ----------
          Net noncurrent deferred tax liability      $  (112,000)    $  (185,000)    $        -
                                                     -----------     -----------     ----------
                                                     -----------     -----------     ----------

          --------------------------
          The provisions for income taxes consist of the following:

                                                         For the Years Ended December 31,
                                                     ------------------------------------------
                                                        1997            1996            1995
                                                     -----------     -----------     ----------
          Current tax expense (benefit)              $   324,000     $    56,000     $   (2,100)
          Deferred tax expense (benefit)                 (73,000)        185,000              -
          Net change in valuation allowance                    -               -              -
                                                     -----------     -----------     ----------
                                                     $   251,000     $   241,000     $   (2,100)
                                                     -----------     -----------     ----------
                                                     -----------     -----------     ----------

Note 10 - CURRENT VULNERABILITY DUE TO CERTAIN CONCENTRATIONS
          MAJOR CUSTOMERS

          One customer accounted for 76% and 75% of revenues during 1997 and 1996. Such customer was 43% of accounts receivable as of December 31, 1997.

          On June 29, 1997, a service agreement was entered into with this major customer, PT-1 Communications, Inc. ("PT-1"). In connection with the agreement, PT-1 granted certain warrants for the purchase of shares of Common Stock to four principals of IX. These warrants are exercisable for shares of Common Stock with an aggregate fair market value (as defined) equal to (i) $1,000,000 at a nominal exercise price and (ii) $2.0 million, at an aggregate exercise price equal to $1,000,000. Such warrants with respect to one-third of the Warrant Shares vest and become exercisable upon each of :
          (i) the earlier to occur of the closing of a stock offering of PT-1 or March 31, 1998, (ii) January 1, 1999 and (iii) December 1, 1999, in each case, if the IX Agreement has not been terminated. These warrants expire upon the fifth anniversary of their respective vesting dates. These warrants, in the event of change in control of PT-1 will immediately vest and become exercisable.

          In connection with these warrants, the Company will record revenues and compensation expense of approximately $2.0 million, the difference between the exercise price and market value, over the vesting period applicable to each portion of the grant. The Company has recorded $444,000 revenue and $444,000 compensation expense, related to these warrants for the year ended December 31, 1997.

Note 11 - SUPPLEMENTAL DISCLOSURE STATEMENT OF CASH FLOWS
          NONCASH INVESTING AND FINANCING ACTIVITIES

          During 1997, the Company purchased equipment for $1,150,799 and leasehold improvements for $149,000. In conjunction with these purchases, liabilities of $1,299,799 were assumed.

          Supplemental disclosure of cash paid.

                                                        1997            1996            1995
                                                     -----------     -----------     ----------
                Interest expense                     $    39,463     $         -     $        -
                Income taxes                             126,185               -              -

Note 12 - CONTINGENCIES

          RELATED PARTY GUARANTEE

          The Company has guaranteed the obligations of a related entity under common control. At December 31, 1997, the related party's total future minimum payments, guaranteed by IX amounted to $683,000.

          REGULATORY ENVIRONMENT

          The Company is subject to regulation by various government agencies and jurisdictions and believes it is in compliance with all applicable laws and regulations. However, implementation and interpretation of the Telecommunications Act of 1996 (the Act) is ongoing and subject to litigation by various federal and state agencies and courts. As a result, the impact of the Act on the Company is not yet completely determinable and future interpretations and rulings may impact the financial position and results of operations of the Company.

          ACCRUED TAXES PAYABLE

          The taxation of the Company's operations which is related to telecommunications is evolving. The Company believes it has adequately provided for any such taxes it may ultimately be required to pay. Legislation may be enacted which would specifically provide for taxation of such operations or may interpret current laws in a manner resulting in additional tax liabilities.

Note 13 - SUBSEQUENT EVENT

          MERGER AGREEMENT

          On April 8, 1998, IX announced that it had entered into an Agreement and Plan of Merger (the "Merger Agreement"), dated as of April 7, 1998, pursuant to which IX would merge with a wholly owned subsidiary of IDT Corporation ("IDT") (the "Merger") and IX would become a wholly owned subsidiary of IDT. The Merger is subject to the expiration or termination of the required waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and to certain other conditions, each as set forth in the Merger Agreement. Immediately prior to the execution and delivery of the Merger Agreement, IX entered into binding agreements with the stockholders of the four combined affiliated companies to purchase all of the shares of common stock of such companies in exchange for common stock of IX.

          Pursuant to the Merger Agreement, all of the outstanding shares of the common stock of IX (the "IX Common Stock") will be exchanged for an aggregate of 3,242,323 newly issued shares (the"IDT Shares") of common stock, par value $.01 per share, of IDT (the "IDT Common Stock:), and $20 million in cash (the "Cash Consideration"). The IX Common Stock, the Cash Consideration and the IDT Common Stock will be held in escrow until the satisfaction of the conditions set forth in the Merger Agreement. The Merger is expected to be consummated prior to June 6, 1998. A portion of the IDT Shares will remain in escrow until October 2002 in order to satisfy certain possible indemnification obligations that certain stockholders of IX may have under the Merger Agreement. The Merger will be treated as a purchase for accounting purposes on IDT and is intended to qualify as a tax-free reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended.

          MAJOR CUSTOMER

          Following the public announcement of the Merger, PT-1 has indicated its position that the Merger violates IX's service agreement with PT-1 (see Note 10). However, PT-1 has taken no action with respect to such claim.

          RESTRICTED STOCK AWARD

          Immediately prior to signing of the Merger Agreement, IX issued shares of restricted common stock to certain individuals. Such restricted stock will be replaced by 77,277 shares of IDT common stock after the merger is completed subject to certain defined restrictions. These restrictions include conclusion of the merger by a certain date and continued service of the participant with the Company or its affiliates through April 7, 1999.












                                       -13-